Exhibit 3.36

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DO NOT STAPLE Sec. 180.1006 Wis. Stats.	State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT — STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is: Proteus Packaging Corporation

(Enter Corporate Name)

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article V is deleted in its entirety and replaced with:

“Article V: The number of directors of the Corporation shall be as provided the By-Laws of the corporation. The number of directors of the Corporation may be changed from time to time by the By-Laws of the Corporation, but in no case shall be less than one (1).”

STATE OF WISCONSIN
FILED
NOV 25 2014
DEPARTMENT OF
FINANCIAL INSTITUTIONS

FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.

DFI/CORP/4(R02/14) Use of this form is voluntary.

1

[ILLEGIBLE]	STATE OF WISCONSIN
FILED
JUL 20 2006
DEPARTMENT OF
FINANCIAL INSTITUTIONS

AMENDMENT TO ARTICLES OF INCORPORATION
OF
BECK CARTON CORPORATION

Pursuant to the consent of the shareholders and Board of Directors of Beck Carton Corporation and in accordance with Section 180.1003 of the Wisconsin Statutes, the following resolution was duly adopted on July 17, 2006:

BE IT RESOLVED, that the Articles of Incorporation of the Corporation be, and they hereby are, amended by deleting Article I thereof and inserting in its place the following:

ARTICLE I

The name of the corporation is “Proteus Packaging Corporation.” Executed as of the 17 day of July, 2006.

BECK CARTON CORPORATION

By:	/s/ Thomas M. Wamser
Thomas M. Wamser, President/CEO

This instrument was drafted by:

Kevin McCauley

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

REEL 478 IMAG 589

Form 4-Sec. State 1969

Stock - AMENDMENT

State of Wisconsin
SECRETARY OF STATE
Madison, Wisconsin 53702

Resolved, That Article I of the Articles of Incorporation be deleted and the following article be substituted therefor:

ARTICLE I

The name of the corporation shall be BECK CARTON CORPORATION.

STATE OF WISCONSIN
DEPARTMENT OF STATE
FILED
MAY 1 1969
ROBERT C. ZIMMERMAN
SECRETARY OF STATE

The undersigned officers of F. J. Schmidt Company, Inc. certify:

(Use correct and complete corporate name)

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OR 2. The foregoing amendment of the articles of incorporation of said corporation was adopted by the shareholders on the 7th day of March, 1969, by the following vote:

	Number of Shares	Number entitled	Number voted
Classes of Shares	outstanding	to vote	For	Against

Common	112-1/2	112-1/2	112-1/2
Preferred

3. (See instruction 6).

Executed in duplicate and seal (if any) affixed this 7th day of March, 1969

(Affix seal or state that there is none)	/s/ President D. K. Beck
President D. K. Beck

/s/ Donald H. Tushaus
Secretary Donald H. Tushaus

This document was drafted by

Donald H. Tushaus
(Name)
Please print or type

Resolved that ARTICLE I of the Articles of Incorporation of TED-MAR, INC. be and hereby is amended to read as follows:

“ARTICLE I

The name of the corporation shall be F.J. SCHMIDT COMPANY, INC.”

The undersigned officers of TED-MAR, INC. certify:

1.     The foregoing amendment of articles of incorporation of said corporation was consented to in writing by the holders of all shares entitled to vote with respect to the subject matter of said amendment, duly signed by said shareholders or in their names by their duly authorized attorneys.

Dated and seal (if any) affixed this 4th day of April , 1956

/s/ Theodore O. Salzer
President
Theodore O. Salzer

Martha C. Salzer
Secretary
Martha C. Salzer

ARTICLES OF INCORPORATION

OF

TED-MAR, INC.

These Articles are executed by the undersigned for the purpose of forming a Wisconsin corporation under Chapter 180, Wisconsin Statutes.

ARTICLE I

The name of the corporation shall be TED-MAR, INC.

ARTICLE II

The purpose or purposes for which the corporation is organized shall be to engage in any lawful activity within the purposes for which corporations may be organized under Chapter 180, Wisconsin Statutes.

ARTICLE III

The aggregate number of shares which the corporation shall have authority to issue shall be one thousand two hundred and fifty (1,250). Said shares shall consist of one class only, and all of said shares shall be without per value.

ARTICLE IV

The address of the initial registered office of the corporation shall be 518 West Cherry Street, Milwaukee,

Wisconsin, and the name of the initial registered agent at such address shall be Theodore Salzer.

ARTICLE V

The number of directors constituting the initial Board of Directors of the corporation is three (3), and thereafter the number of directors shall be such number, not less then three, as shall be fixed from time to time by the by-laws.

ARTICLE VI

The name and address of the incorporator is Kenneth K. Luce, 412 Main Street Susex, Wisconsin.

Excuted this 1st day of October, 1954.

/s/ Kenneth K. Luce
Incorporator

STATE OF WISCONSIN	)
) ss.
MILWAUKEE COUNTY	)

Personally came before me this 1st day of October, 1954 the above named Kenneth K. Luce, to me known to be the person who executed the foregoing instrument and acknowledged the same.

/s/
Rotary Public, Milwaukee County, Wis.
My commission expires 10-14-'56